Exhibit (n)

MARSHALL FUNDS, INC.

MULTIPLE CLASS PLAN

AMENDED OCTOBER 25, 2005

This Multiple Class Plan (“Plan”) is adopted by Marshall Funds, Inc. (the “Corporation”), a Wisconsin corporation, with respect to the classes of shares (“Classes”) of certain of its portfolios (the “Funds”) set forth in exhibits hereto (the “Class Exhibits”).

1.	PURPOSE

This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Rule”), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.	SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

The arrangements for shareholders services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.	EXPENSE ALLOCATIONS

Each Class shall be allocated their allocable portion of Fund-level and Corporation-level expenses. Each Class shall be allocated those expenses attributable specifically to the Class, which are described in the applicable Class Exhibit hereto (“Class Expenses”). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors’ fees incurred as a result of issues relating to one Class of shares.

4.	CONVERSION FEATURES

The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.	EXCHANGE FEATURES

The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.	AMENDMENT

Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.

EXHIBIT A

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS Y SHARES

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class Y Shares are designed for sale to customers of Marshall & Ilsley Corporation and its affiliates or retail customers of institutions that have not entered into a marketing arrangement or do not provide sales and/or administrative services for the sale of Fund shares.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

MINIMUM INVESTMENTS

The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

A-1

VOTING RIGHTS

Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

No Distribution Fees are allocated to Class Y Shares.

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

3.	CONVERSION FEATURES

Class Y Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class Y Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

A-2

EXHIBIT B

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS Y SHARES

Marshall Large-Cap Value Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall International Stock Fund

Marshall Small-Cap Growth Fund

Marshall Large-Cap Growth Fund

Marshall Short-Term Income Fund

Marshall Government Income Fund

Marshall Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class Y Shares are designed for sale to individuals, trust customers of affiliates of Marshall & Ilsley Corporation and other financial institutions, as well as customers of institutions that have entered into a sales arrangement with the Funds, who prefer to invest in open-end investment company securities sold without an initial sales load.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

B-1

MINIMUM INVESTMENTS

The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

VOTING RIGHTS

Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

No Distribution Fees are allocated to Class Y Shares.

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

3.	CONVERSION FEATURES

Class Y Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class Y Shares of the Funds may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

B-2

EXHIBIT C

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS A SHARES

Marshall Prime Money Market Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class A Shares are sold through institutions and other entities that have entered into marketing arrangements to make Fund shares available to their clients, customers or other specified investors, or that have agreed to provide sales and/or administrative services as agents for holders of Class A Shares.

SALES LOAD

None

DISTRIBUTION FEES

0.30 of 1% of the average daily net asset value of the Class A Shares of each Fund

SHAREHOLDER SERVICES FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

MINIMUM INVESTMENTS

The minimum initial investment in Class A Shares is $1,000. Subsequent investments must be in amounts of at least $50.

C-1

VOTING RIGHTS

Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

Distribution Fees are allocated equally among the Class A Shares of the Fund.

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class A Shares of the Fund.

3.	CONVERSION FEATURES

Class A Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class A Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

C-2

EXHIBIT D

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS A SHARES

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall International Stock Fund

Marshall Small-Cap Growth Fund

Marshal Intermediate Bond Fund

Marshall Government Income Fund

Marshall Short-Term Income Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class A Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class A Shares are designed for sale to retail customers of brokerage affiliates of Marshall & Ilsley Corporation and other authorized broker-dealers, who prefer to receive consultation services in connection with their investment in open-end investment company securities.

SALES LOAD

Class A Shares are sold with a maximum front-end sales load of 5.75%

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class A Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

D-1

MINIMUM INVESTMENTS

The minimum initial investment in Class A Shares is $1,000. Subsequent investments must be in amounts of at least $50.

VOTING RIGHTS

Each Class A Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

Distribution Fees are allocated equally among the Class A Shares of each Fund.

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class A Shares of each Fund.

3.	CONVERSION FEATURES

Class A Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class A Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

D-2

EXHIBIT E

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS I SHARES

Marshall International Stock Fund

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class I Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class I Shares of the Marshall International Fund (the “International Fund”) are designed for sale to institutional investors. Class I Shares of the Marshall Prime Money Market Fund, Marshall Government Money Market Fund and Marshall Tax-Free Money Market Fund (collectively, the “Money Market Funds”) are designed for sale to institutional investors that are not natural persons.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

None

MINIMUM INVESTMENTS

The minimum initial investment in Class I Shares of the International Fund is $1 million. The minimum initial investment in Class I Shares of each Money Market Fund is $10 million. Subsequent investments in the Class I Shares of any Fund must be in amounts of at least $100,000.

E-1

VOTING RIGHTS

Each Class I Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

Class I Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class I Shares of any portfolio may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

E-2